                                                                   Exhibit 10.32




                             SAGENT TECHNOLOGY, INC.




                        800 W. EL CAMINO REAL, SUITE 300
                             MOUNTAIN VIEW, CA 94040




                         COMMON STOCK PURCHASE AGREEMENT




                                 JULY 23, 2001

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
SECTION 1........................................................................................   1
        1.1    AUTHORIZATION.....................................................................   1
        1.2    SALE OF SHARES....................................................................   1
        1.3    USE OF PROCEEDS...................................................................   1
SECTION 2........................................................................................   1
        2.1    CLOSING...........................................................................   1
        2.2    SUBSEQUENT CLOSINGS...............................................................   2
        2.3    DELIVERY..........................................................................   2
SECTION 3........................................................................................   2
        3.1    ORGANIZATION AND STANDING.........................................................   3
        3.2    CORPORATE POWER...................................................................   3
        3.3    CAPITALIZATION....................................................................   3
        3.4    AUTHORIZATION.....................................................................   3
        3.5    FINANCIAL STATEMENTS..............................................................   4
        3.6    NO MATERIAL ADVERSE CHANGE........................................................   4
        3.7    NO UNDISCLOSED LIABILITIES........................................................   4
        3.8    TITLE TO ASSETS...................................................................   4
        3.9    ACTIONS PENDING...................................................................   5
        3.10   COMPLIANCE WITH LAW...............................................................   5
        3.11   CERTAIN FEES......................................................................   5
        3.12   MATERIAL AGREEMENTS...............................................................   5
        3.13   EMPLOYEES.........................................................................   5
        3.14   INTELLECTUAL PROPERTY, TRADEMARKS, ETC............................................   6
        3.15   COMMISSION FILINGS................................................................   6
        3.16   NO CONSENTS.......................................................................   6
        3.17   NON-CONTRAVENTION.................................................................   6
        3.18   CONSTITUENT DOCUMENTS.............................................................   6
SECTION 4........................................................................................   6
        4.1    EXPERIENCE; SPECULATIVE NATURE OF INVESTMENT......................................   7
        4.2    INVESTMENT........................................................................   7
        4.3    RULE 144..........................................................................   7
        4.4    ACCESS TO DATA....................................................................   7
        4.5    AUTHORIZATION.....................................................................   8
        4.6    BROKERS OR FINDERS................................................................   8
        4.7    TAX LIABILITY.....................................................................   8
SECTION 5........................................................................................   8
        5.1    REPRESENTATIONS AND WARRANTIES CORRECT............................................   8



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
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                                                                                                  PAGE
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
        5.2    COVENANTS.........................................................................   9
        5.3    BLUE SKY..........................................................................   9
        5.4    RIGHTS AGREEMENT..................................................................   9
        5.5    COMPLIANCE CERTIFICATE............................................................   9
        5.6    COMPLIANCE WITH LAW...............................................................   9
        5.7    OPINION OF COMPANY'S COUNSEL......................................................   9
        5.8    STOCK CERTIFICATES................................................................   9
        5.9    CLOSING...........................................................................   9
SECTION 6........................................................................................  10
        6.1    REPRESENTATIONS...................................................................  10
        6.2    COVENANTS.........................................................................  10
        6.3    BLUE SKY..........................................................................  10
        6.4    RIGHTS AGREEMENT..................................................................  10
        6.5    COMPLIANCE WITH LAW...............................................................  10
        6.6    FUNDING...........................................................................  10
SECTION 7........................................................................................  10
        7.1    GOVERNING LAW.....................................................................  10
        7.2    SURVIVAL..........................................................................  11
        7.3    SUCCESSORS AND ASSIGNS............................................................  11
        7.4    ENTIRE AGREEMENT; AMENDMENT.......................................................  11
        7.5    NOTICES, ETC......................................................................  11
        7.6    DELAYS OR OMISSIONS...............................................................  11
        7.7    COUNTERPARTS......................................................................  12
        7.8    SEVERABILITY......................................................................  12
        7.9    TITLES AND SUBTITLES..............................................................  12
        7.10   EXPENSES..........................................................................  12
        7.11   DEFINITION OF "KNOWLEDGE".........................................................  12



                                      -ii-


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                             SAGENT TECHNOLOGY, INC.

                         COMMON STOCK PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of July 23, 2001 by and among Sagent Technology, Inc., a Delaware corporation (the "COMPANY"), and the purchasers identified in Exhibit A hereto (the "PURCHASERS").

                                    SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

        1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to ten million (10,000,000) shares (the "SHARES") of the Company's Common Stock, $0.001 par value (the "COMMON STOCK"), to the Purchasers listed in Exhibit A hereto for a purchase price per share equal to the average of the closing bid prices of the Common Stock as reported by NASDAQ for the five days prior to the Effective Date. The "EFFECTIVE DATE" shall mean, with respect to a Closing (as such term is defined below in Section 2.1), the date as of which all of the Purchasers participating in such Closing have executed this Agreement.

        1.2 SALE OF SHARES. Subject to the terms and conditions of this Agreement, each of the Purchasers agrees to purchase and the Company agrees to sell and issue to the Purchasers the number of Shares set forth next to such Purchaser's name on Exhibit A, for the purchase price set forth on Exhibit A. The Company's agreement with each Purchaser is a separate agreement, and the sale of Shares to each Purchaser is a separate sale.

        1.3 USE OF PROCEEDS. The Company shall use the proceeds of the purchase price specified in Section 1.2 above solely for working capital purposes and not for any other purpose.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

        2.1 CLOSING. The first closing of the purchase and sale of the Shares hereunder (the "FIRST CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR"), 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. California time, on the day on which all of the conditions set forth in Sections 5 and 6 have been satisfied or waived (the "CLOSING") or at such other time and place upon which the Company and the Purchasers shall agree. Subsequent closings of the sale and purchase of the Shares under this Agreement (each, a "SUBSEQUENT CLOSING") shall take place at times agreed upon by the Company and the Purchasers participating in each respective Subsequent Closing (the date of each Subsequent Closing, a "SUBSEQUENT CLOSING DATE"; the First Closing and the Subsequent Closings collectively, the "CLOSINGS"); provided that, each such

Subsequent Closing shall have occurred within thirty (30) days of the First Closing. For all purposes of the Agreement, the terms "CLOSING" and "CLOSING DATE," unless otherwise indicated, refer to the First Closing Date.

        2.2 SUBSEQUENT CLOSINGS. The Company and the Purchasers purchasing Common Stock at each Subsequent Closing ("NEW PURCHASERS") shall execute counterpart signature pages to this Agreement and the Common Stock Rights Agreement attached hereto as Exhibit B, and such New Purchasers will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement and the Common Stock Rights Agreement, each to the same extent as if they had been Purchasers at the Closing. As soon as reasonably practicable after each Subsequent Closing, Exhibit A to the Agreement will be amended to list the New Purchasers purchasing shares of Common Stock hereunder and the number of shares of Common Stock purchased by each New Purchaser under the Agreement at each such Subsequent Closing. The Company will promptly furnish to each Purchaser copies of the amendments to Exhibit A referred to in the preceding sentence. Upon the completion of each Subsequent Closing as provided in this Section 2, each New Purchaser will be deemed to be a "PURCHASER" for all purposes of the Agreement and will become parties to the Common Stock Rights Agreement in the same manner as the Purchasers hereunder subject to the limitations on rights contained in such agreements based upon number of shares purchased.

        2.3 DELIVERY. Prior to or at the Closing, the Company shall issue irrevocable instructions to its transfer agent to cause the delivery to each Purchaser of a stock certificate registered in such Purchaser's name (or the name of such Purchaser's nominee if set forth on Exhibit A) representing the number of Shares designated on Exhibit A for payment of the purchase price therefor as set forth in Section 1.2 above, by transfer per the Company's instructions.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in writing in the disclosure letter supplied by the Company to the Purchasers and delivered concurrently with this Agreement (the "DISCLOSURE LETTER") and in the Company's most recent Form 10-K for its fiscal year ended December 31, 2000 and Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the registration statement on Form S-1, as amended, filed with the Commission on June 26, 2001 pursuant to the Securities Act of 1933, as amended (collectively, the "COMMISSION FILINGS"), the Company represents and warrants to the Purchasers dated as of the date hereof and as of the Closing Date as follows:

        3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business, assets, financial condition or operations of the Company, or could reasonably be expected to do so solely with the passage of time (a "MATERIAL ADVERSE EFFECT").

        3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and that certain Common Stock Rights Agreement, substantially in the form attached hereto as Exhibit B (the "RIGHTS AGREEMENT"), to sell and issue the Shares hereunder and to perform its obligations under the terms of this Agreement and the Rights Agreement (together, the "AGREEMENTS").

        3.3 CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding are set forth in Section 3.3 of the Disclosure Letter. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. None of the Company's Preferred Stock is issued and outstanding prior to the Closing. Except as set forth in Section 3.3 of the Disclosure Letter, no shares of capital stock of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in
Section 3.3 of the Disclosure Letter, there are no contracts or commitments by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in Section 3.3 of the Disclosure Schedule, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company other than transfer restrictions imposed to satisfy state and federal securities laws. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto.

        3.4 AUTHORIZATION. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, except that the indemnification provisions of Section 1.11 of the Rights Agreement may further be limited by principles of public policy, the existence and applicability of which Purchasers do not concede and specifically reserve the right to contest. The Shares, when issued against payment of the purchase price specified in this Agreement, will be validly issued, fully paid and nonassessable; will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon such Shares by the Purchasers; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws as set forth herein and in the Rights Agreement.

        3.5 FINANCIAL STATEMENTS. The financial statements of the Company included in the Company's most recent quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2001, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.6 NO MATERIAL ADVERSE CHANGE. Since the date of the Company's most recent quarterly report on Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the Commission, the Company has not experienced or suffered any event or condition which has caused a Material Adverse Effect.

        3.7 NO UNDISCLOSED LIABILITIES. The Company has no liabilities, obligations, claims or losses that would be required to be disclosed on a balance sheet of the Company (including the notes thereto), which are not disclosed on the face of the balance sheet included in the Company's financial statements delivered herewith, other than those incurred in the ordinary course of the Company's business since March 31, 2001, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

        3.8 TITLE TO ASSETS. Subject to Section 3.14, the Company has good and marketable title to all of its property and assets, free of any mortgages, pledges, charges, liens, security interests or other encumbrances that could reasonably be expected to cause a Material Adverse Effect.

        3.9 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, which questions the validity of, or may hinder the enforceability or performance of the Agreements or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

        3.10 COMPLIANCE WITH LAW. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, and other than instances which, individually or in the aggregate could not have been or could not be reasonably expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        3.11 CERTAIN FEES. Except as set forth in Section 3.11 of the Disclosure Letter, no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

        3.12 MATERIAL AGREEMENTS. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement or applicable form (collectively, "MATERIAL AGREEMENTS") if the Company were registering securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has in all material respects performed all the obligations required to be performed by it under the Material Agreements, has received no notice of default and, to the best of the Company's knowledge, is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

        3.13 EMPLOYEES. The Company has no collective bargaining arrangements covering any of its employees.

        3.14 INTELLECTUAL PROPERTY, TRADEMARKS, ETC. To the knowledge of the Company, (i) the Company has the right to use, free and clear of all liens, charges, claims and restrictions, all intellectual property, patents, trademarks, service marks, trade names, copyrights, licenses and rights which are material to the business of the Company as presently conducted and (ii) the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any other person under or with respect to the foregoing.

        3.15 COMMISSION FILINGS. The Company has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments thereto, required to be filed by the Company with the Commission under the Exchange Act. As of the date filed, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements contained in the Commission Filings fairly present the financial position of the Company and its subsidiaries as at the dates thereof and for the periods covered thereby and have been prepared in accordance with GAAP and with the published rules and regulations of the Commission with respect thereto.

        3.16 NO CONSENTS. No consent, authorization, approval or filing with or from any governmental authority or any third party, whether pursuant to an agreement, instrument, other document or applicable law, is required in connection with the Company's entering into or performing the Agreements or the issuance of the Shares.

        3.17 NON-CONTRAVENTION. Neither the execution and delivery of the Agreements nor the consummation of the transactions contemplated thereby, including without limitation the sale and issuance of the Shares violates the Certificate of Incorporation or bylaws of the Company, any instrument, judgement, order, writ, decree or agreement to which it is a party or by which it is bound or any provision of any federal or state law, rule or regulation applicable to the Company or its business.

        3.18 CONSTITUENT DOCUMENTS. The Company has delivered to the Purchaser a true and correct copy of the Company's Certificate of Incorporation and bylaws as in effect on the Closing Date and they have not been further amended, modified or repealed.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of Shares as follows:

        4.1 EXPERIENCE; SPECULATIVE NATURE OF INVESTMENT. The Purchaser (or its principals or advisors) has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Purchaser is in a position to lose the entire amount of such investment.

        4.2 INVESTMENT. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased and/or acquired hereby have not been, and will not be, registered under the Securities Act (except as provided in the Rights Agreement) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.

        4.3 RULE 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which, during a certain period after the purchase of the Shares, permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. The Purchaser understands that the certificates evidencing the Shares will be imprinted with a legend that prohibits the transfer of such securities unless they are registered or such registration is not required.

        4.4 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Purchaser's satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

        4.5 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as the indemnification provisions of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.6 BROKERS OR FINDERS. Except as set forth in the Disclosure Letter, the Purchaser has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, the Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which the Company, or any of its officers, directors, employees or representatives, is responsible.

        4.7 TAX LIABILITY. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents other than the representations and warranties set forth herein. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

                                    SECTION 5

                 CONDITIONS TO PURCHASERS' OBLIGATIONS TO CLOSE

        Each Purchaser's obligations to purchase the Shares are, unless waived by such Purchaser, subject to the fulfillment of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

        5.2 COVENANTS. All covenants, agreements and conditions contained in the Agreements to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

        5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

        5.4 RIGHTS AGREEMENT. The Company shall have executed and delivered the Rights Agreement.

        5.5 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall have executed a Compliance Certificate, in substantially the form attached hereto as Exhibit C hereto, certifying the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2 hereof.

        5.6 COMPLIANCE WITH LAW. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the sale and issuance of the Shares and the consummation of the transactions contemplated hereby.

        5.7 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from WSGR, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

        5.8 STOCK CERTIFICATES. The Company shall have issued irrevocable instructions to its transfer agent to cause stock certificates representing the Shares purchased by each Purchaser hereunder to be delivered to such Purchaser.

        5.9 CLOSING. In connection with the First Closing, the Purchasers shall purchase Shares valued in the aggregate at ten million dollars ($10,000,000).


                                    SECTION 6

                  CONDITIONS TO COMPANY'S OBLIGATIONS TO CLOSE

        The Company's obligation to sell and issue the Shares are, unless waived by the Company, subject to the fulfillment of the following conditions:

        6.1 REPRESENTATIONS. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct as of the Closing Date.

        6.2 COVENANTS. All covenants, agreements and conditions contained in the Agreements to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

        6.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

        6.4 RIGHTS AGREEMENT. Each Purchaser shall have executed and delivered the Rights Agreement.

        6.5 COMPLIANCE WITH LAW. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the sale and issuance of the Shares and the consummation of the transactions contemplated hereby.

        6.6 FUNDING. The Company shall have received payment for all of the Shares being purchased and sold in connection with the First Closing by 12:00 noon, P.S.T., on Friday, July 27, 2001.

                                    SECTION 7

                                  MISCELLANEOUS

        7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without regard to its choice of law rules.

        7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and the Closing.

        7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase the Shares shall not be assignable without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

        7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Purchasers holding a majority of the Shares sold and issued hereunder.

        7.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth on Exhibit A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Chief Executive Officer, or at such other address as the Company shall have furnished to the Purchasers.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        7.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

        7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        7.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        7.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        7.10 EXPENSES. The Company and the Purchasers shall each bear their own fees, costs and expenses incurred on their behalf with respect to the Agreements and the transactions contemplated hereby and any amendments or waiver thereto.

        7.11 DEFINITION OF "KNOWLEDGE". As used herein with respect to the Company, the term "knowledge" means the actual knowledge of the Company's executive officers after they have conducted reasonable inquiry.








                            (Signature Page Follows)

        The foregoing Agreement is hereby executed by each party as of the date indicated below.



                                       "COMPANY"

                                       SAGENT TECHNOLOGY, INC.
                                       a Delaware corporation



                                       By: /s/ Ben C. Barnes
                                           -------------------------------------
                                           Name:   Ben C. Barnes
                                           Title:  President and Chief Executive
                                                   Officer
                                           Date:   July 23, 2001

















               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       CastleRock Partners, L.P.



                                       By: /s/ Ellen H. Adams
                                           -------------------------------------
                                           Name:  Ellen H. Adams
                                           Title:    Managing Member of the
                                                       General Partner
                                           Date:    July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       CastleRock Partners II, L.P.



                                       By: /s/ Ellen H. Adams
                                           -------------------------------------
                                           Name:  Ellen H. Adams
                                           Title:    Managing Member of the
                                                       General Partner
                                           Date:     July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       CastleRock Fund, Ltd.



                                       By: /s/ Ellen H. Adams
                                           -------------------------------------
                                           Name:  Ellen H. Adams
                                           Title:  Principal & Vice President of
                                                   the Investment Advisor
                                           Date:   July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       Quantum Partners LDC



                                       By: /s/ Ellen H. Adams
                                           -------------------------------------
                                           Name:  Ellen H. Adams
                                           Title:  Principal & Vice President of
                                                     CastleRock Asset
                                                     Management, Inc.,
                                                     Investment Advisor to
                                                     Quantum Partners LDC
                                           Date:   July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"



                                       By: /s/ G. Nicholas Farwell
                                           -------------------------------------
                                           Name:  G. Nicholas Farwell
                                           Title:    Senior Partner, Arbor Group
                                           Date: July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"



                                       By: /s/ Philip W. Goldsmith
                                           -------------------------------------
                                           Name:  Philip W. Goldsmith IRA
                                           Title: Bear Stearns Securities Corp.,
                                                    Custodian
                                           Date:  July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       One GT Associates



                                       By: /s/ Jay R. Harris
                                           -------------------------------------
                                           Name:  Jay R. Harris
                                           Title: Managing General Partner
                                           Date:  July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       RS Diversified Growth



                                       By: /s/ John Wallace
                                           -------------------------------------
                                           Name:  John Wallace
                                           Title: Portfolio Manager
                                           Date: July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       RS Microcap Growth



                                       By: /s/ W. Wolfenden III
                                           -------------------------------------
                                           Name:  Bill Wolfenden
                                           Title: Portfolio Manager
                                           Date: July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       Special Situations Fund III, L.P.



                                       By: /s/ Austin Marxe
                                           -------------------------------------
                                           Name:  Austin Marxe
                                           Title: MD
                                           Date: July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       Special Situations Private Equity Fund,
                                       L.P.



                                       By: /s/ Austin Marxe
                                           -------------------------------------
                                           Name:  Austin Marxe
                                           Title: MD
                                           Date: July 23, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       Perry Partners LP
                                       Perry Partners Int'l



                                       By: /s/ Paul Leff
                                           -------------------------------------
                                           Name:  Paul Leff
                                           Title: Senior Managing Director
                                           Date: July 24, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       Asphalt Green, Inc.
                                       City of Stamford Fireman's Pension Fund
                                       Andrew Heiskell

                                       By:  Zesiger Capital Group LLC,
                                              as agent and attorney-in-fact



                                       By: /s/ James F. Cleery
                                           -------------------------------------
                                           Name:  James F. Cleery
                                           Title: Managing Member
                                           Date:  July 26, 2001
























               (Signature Page to Common Stock Purchase Agreement)

                                       "PURCHASER"

                                       CompassPoint Explorer Fund



                                       By: /s/ Andrew T. Graves
                                           -------------------------------------
                                       Name:  Andrew T. Graves
                                       Title: Managing Partner
                                       Date:  July 25, 2001



























               (Signature Page to Common Stock Purchase Agreement)

                                      "PURCHASER"

                                       Lazar Foundation
                                       Meehan Foundation
                                       Morgan Trust Co. of the Bahamas Ltd. as
                                         Trustee U/A/D 11/30/93

                                       By: Zesiger Capital Group LLC,
                                            as agent and attorney-in-fact


                                       By: /s/ James F. Cleery
                                           ------------------------------
                                           Name:   James F. Cleery
                                           Title:  Managing Member
                                           Date:   July 31, 2001

















              (Signature Page to Common Stock Purchase Agreement)

        EXHIBITS

               A      Schedule of Purchasers

               B      Common Stock Rights Agreement

               C      Compliance Certificate

               D      Opinion of Counsel

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                               NUMBER                                                  PURCHASE           EFFECTIVE
PURCHASER                                      OF SHARES    RECORD HOLDER                              PRICE              DATE
---------                                      ---------    -------------                              --------           ---------
RS Diversified Growth                          2,428,256    Barnett & Company                          $ 4,399,999.87      07/23/01
RS Microcap Growth                               331,126    Barnett & Company                              600,000.31      07/23/01
CastleRock Partners, L.P.                      1,142,384    CastleRock Partners, L.P.                    2,069,999.81      07/23/01
CastleRock Partners II, L.P.                      89,404    CastleRock Partners II, L.P.                   162,000.05      07/23/01
CastleRock Fund, Ltd.                          1,665,563    CastleRock Fund Ltd.                         3,018,000.16      07/23/01
Quantum Partners LDC                             413,907    Quantum Partners LDC                           749,999.48      07/23/01
Philip W. Goldsmith IRA - Bear Stearns            25,000    Bear Stearns Securities Corp. FBO               45,300.00      07/23/01
   Securities Corp. Custodian                               Philip W. Goldsmith IRA
One GT Associates                                 50,000    One GT Associates                               90,600.00      07/23/01
G. Nicholas Farwell                               25,000    G. Nicholas Farwell                             45,300.00      07/23/01
Special Situations Fund III, L.P.                481,600    Special Situations Fund III, L.P.              872,659.20      07/23/01
Special Situations Cayman Fund, L.P.             163,400    Special Situations Cayman Fund, L.P.           296,080.80      07/23/01
Special Situations Private Equity Fund           215,000    Special Situations Private Equity              389,580.00      07/23/01
   L.P.                                                     Fund L.P.
Perry Partners LP                                 80,163    Perry Partners LP                              147,499.92      07/24/01
Perry Partners Int'l                             191,576    Perry Partners Int'l                           352,499.84      07/24/01
Compasspoint Explorer Fund L.P.                  200,000    Compasspoint Explorer Fund L.P.                374,800.00      07/25/01

1ST CLOSING TOTAL                              7,502,379                                               $13,614,319.44


                                               NUMBER                                                  PURCHASE           EFFECTIVE
PURCHASER                                      OF SHARES    RECORD HOLDER                              PRICE              DATE
---------                                      ---------    -------------                              --------           ---------
Andrew Heiskell                                  27,000     Andrew Heiskell                                 51,570.00      07/26/01
City of Stamford Firemen's Pension Fund         183,000     City of Stamford Firemen's Pension             349,530.00      07/26/01
                                                            Fund

Asphalt Green, Inc.                              13,000     Cudd & Co.                                      24,830.00      07/26/01
Public Employee Retirement System of          1,007,000     Mellon Bank as custodian for                 1,999,902.00      07/30/01
Idaho                                                       PERSI/ZCG
City of Milford Pension & Retirement            252,000     City of Milford Pension & Retirement           500,472.00      07/30/01
Fund                                                        Fund

2ND CLOSING TOTAL                             1,482,000                                                $ 2,926,304.00

                                               NUMBER                                                  PURCHASE           EFFECTIVE
PURCHASER                                      OF SHARES    RECORD HOLDER                              PRICE              DATE
---------                                      ---------    -------------                              --------           ---------

Lazar Foundation                                 29,000     Hare & Co.                                      60,262.00      07/31/01
Meehan Foundation                                39,000     Meehan Foundation                               81,042.00      07/31/01
Morgan Trust Co. of the Bahamas Ltd. as          63,000     Morgan Trust Co. of the Bahamas Ltd.           130,914.00      07/31/01
Trustee U/A/D 11/30/93                                      as Trustee U/A/D 11/30/93

3RD CLOSING TOTAL                               131,000                                                    272,218.00

ALL CLOSINGS TOTAL:                           9,115,379                                                $16,812,841.44

                                    EXHIBIT B

                          COMMON STOCK RIGHTS AGREEMENT

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


        Pursuant to Section 5.5 of that certain Common Stock Purchase Agreement dated as of July ___, 2001 among Sagent Technology, Inc., a Delaware corporation (the "COMPANY"), and the Purchasers set forth therein (the "AGREEMENT"), the undersigned, Ben C. Barnes, does hereby certify on behalf of the Company as follows:

        1. He is the duly elected Chief Executive Officer of the Company;

        2. The Company has fulfilled all of the conditions specified in Sections
5.1 and 5.2 of the Agreement;

        3. Except as set forth herein and in the Disclosure Letter delivered to the Purchasers, the representations and warranties of the Company set forth in
Section 3 of the Agreement are true and correct as of the date hereof;

        4. Since March 31, 2001, the Company has not issued any shares of Common Stock or Preferred Stock except such shares issued pursuant to the exercise of options and warrants outstanding as of such date and except as set forth in the Disclosure Letter;

        5. Since March 31, 2001, the Company has not granted any additional options or rights to purchase stock under its stock option plans, director option plan and employee stock purchase plan, and has not issued any warrants for the purchase of any of its stock except as set forth in the Disclosure Letter.

        6. Attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the board of directors of the Company on July ___, 2001, and such resolutions have not been altered, amended, modified or rescinded and remain in full force and effect on the date hereof.

        7. Attached hereto as Exhibit B is a true and correct copy of the Amended and Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on March 10, 1999 (the "RESTATED CERTIFICATE"), and no steps have been taken by the board of directors or the stockholders of the Company to effect or authorize any amendment or other modification to such Restated Certificate.

        8. Attached hereto as Exhibit C is a true and correct copy of the Bylaws of the Company and no steps have been taken by the board of directors or stockholders of the Company to effect or authorize any amendment or other modification to such Bylaws.

        9. Attached hereto as Exhibit D is a true and correct copy of a long-form Certificate of Good Standing of the Company, as issued by the Delaware Secretary of State on July __, 2001.

        10. IN WITNESS WHEREOF, the undersigned has executed this certificate on July __, 2001.


                                               ---------------------------------
                                               Name:  Ben C. Barnes
                                               Title: Chief Executive Officer

                                    EXHIBIT A

                                BOARD RESOLUTIONS

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT C

                                     BYLAWS

                                    EXHIBIT D

                          CERTIFICATE OF GOOD STANDING